UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 1, 2023

Commission File Number	Exact name of registrant as specified in its charter	State of Incorporation	I.R.S. Employer Identification No.
1-6364	South Jersey Industries, Inc.	New Jersey	22-1901645
000-22211	South Jersey Gas Company	New Jersey	21-0398330

	Address of principal executive offices	City	State	Zip Code	Registrant's telephone number, including area code
South Jersey Industries, Inc.	1 South Jersey Plaza	Folsom	New Jersey	08037	(609)	561-9000
South Jersey Gas Company	1 South Jersey Plaza	Folsom	New Jersey	08037	(609)	561-9000

(Former Name or Former Address, if Changed Since Last Report) N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

South Jersey Industries, Inc.
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - $1.25 par value per share	SJI	New York Stock Exchange
5.625% Junior Subordinated Notes due 2079	SJIJ	New York Stock Exchange
Corporate Units	SJIV	New York Stock Exchange
South Jersey Gas Company
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

South Jersey Industries, Inc.	Emerging growth company ☐
South Jersey Gas Company	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

South Jersey Industries, Inc.	☐
South Jersey Gas Company	☐

Introductory Note

This combined Current Report on Form 8-K is provided by the following registrants: South Jersey Industries, Inc. (the “Company” or “SJI”); and South Jersey Gas Company (“SJG”), an indirect wholly-owned subsidiary of SJI. Information relating to SJI or any of its subsidiaries, other than SJG, is filed by SJI on its own behalf.  SJG is only responsible for information about itself.

This Current Report on Form 8-K is being filed in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2022 (the “Merger Agreement”), by and among SJI, NJ Boardwalk Holdings LLC, a Delaware limited liability company (“Parent”), and Boardwalk Merger Sub, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (“Merger Sub”). On February 1, 2023 (the “Closing Date”), pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub was merged with and into the Company (the “Merger”), with the Company surviving the Merger (the Company, as the surviving corporation of the Merger, is sometimes referred to herein as the “Surviving Corporation”) as a wholly owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $1.25 per share, of the Company (“Company common stock”) issued and outstanding immediately prior to the Effective Time (other than shares of Company common stock held in the treasury of the Company or owned, directly or indirectly, by Parent, Merger Sub or any wholly owned Subsidiary of the Company) were converted into the right to receive $36.00 in cash (the “Merger Consideration”), without interest.  Immediately prior to the Effective Time, (i) each then-outstanding restricted stock unit with respect to the Company common stock that vested solely based on the passage of time and was granted pursuant to any equity compensation plan or agreement of the Company, whether vested or unvested (a “Company RSU”) was cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled Company RSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the Merger Consideration and (y) the number of shares of Company common stock subject to such Company RSU and (ii) each then-outstanding restricted stock unit with respect to the Company common stock that vested in whole or in part based on the achievement of performance goals, whether vested or unvested (a “Company PSU”), was cancelled and, in exchange therefor, the Surviving Corporation will pay to each former holder of any such cancelled Company PSU an amount in cash (without interest, and subject to deduction for any required withholding tax) equal to the product of (x) the Merger Consideration and (y) the number of shares of Company common stock that would be delivered under the terms of the applicable award agreement based on the actual achievement of the applicable performance criteria as if the performance period ended on the business day immediately preceding the closing date of the Merger, as determined in good faith by the Company and Parent.

The description of the effects of the Merger Agreement and the transactions contemplated by the Merger Agreement do not purport to be complete and are subject to, and qualified in their entirety by reference to, the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) by the Company on February 24, 2022, and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The description contained under the Introductory Note of this Current Report on Form 8-K is hereby incorporated by reference in its entirety into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth under the Introductory Note of this Current Report on Form 8-K is incorporated by reference in this Item 3.01.

On the Closing Date, in connection with the closing of the Merger (the “Closing”), the Company notified the New York Stock Exchange (“NYSE”) that the Merger had been consummated and requested that the NYSE delist shares of Company common stock and file with the SEC a notification on Form 25 to report the delisting of shares of Company common stock from the NYSE and to deregister shares of Company common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Trading of Company common stock on the NYSE was suspended prior to the opening of trading on the Closing Date. As previously reported, the Company also has provided notice to the NYSE that it is voluntarily delisting its 5.625% Junior Subordinated Notes due 2079 and its Corporate Units from the NYSE. A Form 25 with respect to the delisting will be filed on or about February 6, 2023.

Promptly following the effectiveness of the Form 25 for the respective securities, the Company expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of these classes of securities and to suspend its reporting obligations under Sections 12(g) and 15(d) of the Exchange Act, in each case with respect to these classes of securities.

SJG also makes filings with the SEC as a result of its having debt securities that were issued pursuant to registration statements that were declared effective by the SEC. Each of such outstanding series of debt securities has fewer than 300 record holders and SJG expects to make filings to suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth under the Introductory Note of this Current Report on Form 8-K and Items 3.01 and 5.03 is incorporated by reference in this Item 3.03.

In connection with the Merger and at the Effective Time, holders of Company common stock immediately prior to such time ceased to have any rights as shareholders in the Company (other than their right to receive the Merger Consideration pursuant to the terms of the Merger Agreement).

Item 5.01.	Changes in Control of Registrant.

The information set forth under the Introductory Note and under Item 5.02 of this Current Report on Form 8-K is incorporated by reference in this Item 5.01.

In connection with the Merger and at the Effective Time, a change of control of the Company occurred and Merger Sub has been merged with and into the Company, with the Company continuing as the Surviving Corporation and a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, and effective as of the Effective Time, the sole director of Merger Sub as of immediately prior to the Effective Time became the sole director of the Surviving Corporation (the “Board”). As of the Effective Time, the sole member of the Board was Anne Cleary. At the Effective Time and in connection with the Closing, Victor A. Fortkiewicz resigned from the Board of Directors of SJG and Kevin O'Dowd was appointed to fill the resulting vacancy.

At the Effective Time, the officers of each of the Company and SJG as of immediately prior to the Effective Time continued as the officers of the Surviving Corporation and SJG, respectively.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Effective Time, the certificate of incorporation of the Surviving Company was amended and restated to be the same as the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time and otherwise in accordance with the terms of the Merger Agreement, and is filed herewith as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

At the Effective Time, the bylaws of the Surviving Corporation were amended and restated to be the same as the bylaws of Merger Sub as in effect immediately prior to the Effective Time and otherwise in accordance with the terms of the Merger Agreement, and is filed herewith as Exhibit 3.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 1, 2023, the Company issued a press release announcing the Closing and announcing the amount of its “stub period” dividend to be paid to record holders of Company common stock pursuant to the Merger Agreement. The “stub period” dividend will be in an amount equal to $0.1499 per share of Company common stock (which reflects the most recent regular quarterly dividend rate of $0.3100 per share, divided by 91 days, and multiplied by the number of days from and including December 20, 2022, the day after the record date for the most recent regular quarterly Company common stock dividend, to and including the day on which the Merger occurred, February 1, 2023). A copy of the press release is filed herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial and Exhibits

Exhibit Index

2.1
Agreement and Plan of Merger, dated as of February 23, 2022, by and among South Jersey Industries, Inc., Boardwalk Merger Sub, Inc. and NJ Boardwalk Holdings LLC (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 24, 2022)

3.1	Restated Certificate of Incorporation of South Jersey Industries, Inc., effective as of February 1, 2023
3.2	Amended and Restated Bylaws of South Jersey Industries, Inc., effective as February 1, 2023
99.1	Joint Press Release issued by South Jersey Industries, Inc. and The Infrastructure Investments Fund on February 1, 2023
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SOUTH JERSEY INDUSTRIES, INC.

Date: February 1, 2023	/s/ Eric Stein
Eric Stein
Senior Vice President, General Counsel

SOUTH JERSEY GAS COMPANY

Date: February 1, 2023	/s/ Steven R. Cocchi
Steven R. Cocchi
Chief Financial Officer